EXHIBIT 99.1
                                                                    ------------



INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Of Direct Focus, Inc.:


We have audited the accompanying combined statements of assets acquired and liabilities assumed of the fitness division of Schwinn/GT Corp. (the "Fitness Division") as of December 31, 2000 and 1999, and the related statements of sales, cost of sales and direct expenses for the years then ended. These financial statements are the responsibility of Direct Focus, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements of assets acquired and liabilities assumed, and the related statements of sales, cost of sales and direct expenses were prepared in connection with the transaction between Direct Focus, Inc. and Schwinn/GT Corp. The statements are not intended to be a complete presentation of the Fitness Division's assets and liabilities or sales, cost of sales and expenses.

In our opinion, such statements present fairly, in all material respects, the combined assets acquired and liabilities assumed as of December 31, 2000 and 1999, and the combined sales, cost of sales and direct expenses of the Fitness Division for the years then ended in conformity with accounting principles generally accepted in the United States of America.



Deloitte & Touche LLP

Portland, Oregon
October 26, 2001